UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2007

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file Number)	Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6189
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The following information is disclosed pursuant to Item 5.03. - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year:
On October 30, 2007, the Board of Directors of the Company approved and adopted the following amendments to the Company's Bylaws, effective October 30, 2007, to incorporate current provisions of the Delaware General Corporation Law relating, among other things, to the giving of notices and consents by means of electronic communication and the use of uncertificated shares:

•
Article II (Meetings of Stockholders), Section 2 (Notice of Meetings) was amended to provide for delivery of notice of stockholders meetings in any manner provided by law rather than by specified methods;

•
Article II (Meetings of Stockholders), Section 3 (Quorum) was amended to clarify that the holders of a majority in voting power of the outstanding shares entitled to vote constitutes a quorum at all meetings of stockholders;

•
Article II (Meetings of Stockholders), Section 9 (Stock List) was amended to specify the Company’s principal place of business as the location of the list of stockholders entitled to vote at a meeting, rather than a location within the city or the place where the meeting is held;

•
Article III (Board of Directors), Section 1 (Number, Qualification and Nominations) was amended to provide that the Board of Directors shall consist of such number of directors as the Board fixes by resolution;

•
Article III (Board of Directors), Section 1 (Number, Qualification and Nominations) was also amended to expand its application to stockholder proposals in addition to director nominations, to revise the information required in the notice to include additional details with respect to the nominee or proposal, and, unless otherwise required by law, to provide that if the stockholder does not appear at the meeting to present the nomination or proposal, such nomination or proposal will be disregarded;

•
Article IV (Meetings of the Board of Directors), Section 6 (Notice) was amended to provide for notices of Board meetings to be given in person, by mail or by courier or by telephone or other electronic transmission or as otherwise provided by law rather than by mail or telegraph;

•
Article VII (Indemnification of Directors, Officers, Employees and Agents), Section 3 (Right of Claimant to Bring Suit) was amended to provide the Company’s directors and officers with the right to bring suit against the Company if a claim for advancement of expenses has not been paid within 30 days;

•	Article VIII (Capital Stock), Section 1 (Certificates of Stock) was amended to permit the Board to provide for the issuance of uncertificated shares of the Company's capital stock;

•
Article VIII (Capital Stock), Section 2 (Transfer of Shares) was amended to require the delivery of notice of holders of uncertificated shares providing them with information that would otherwise be set forth on a stock certificate; and

•
Article VIII (Capital Stock), Section 4 (Record Date) was amended to more closely track the provisions of Section 213 (Fixing date for determination of stockholders of record) of the Delaware General Corporation Law.

The amendment to Article VIII providing for uncertificated shares was necessary to make the Company eligible to participate in the Direct Registration System by January 1, 2008, as required by the rules of the New York Stock Exchange.

The summary of changes to the Company's Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached to this Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

3(b)	Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ROWAN COMPANIES, INC.

                                                                     By: /s/ W. H. WELLS_________________
                                W. H. Wells,
                                Vice President - Finance and Chief Financial Officer

Dated: November 2, 2007

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

3(b)	Bylaws